UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2023

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova scotia, Canada		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On November 4, 2023, Jim Fusaro resigned as Chief Executive Officer (“CEO”) and as a member of the Board of Directors (the “Board”) of Meta Materials Inc. (also referred to herein as the “Company”, “we”, “us”, or “our”), effective immediately. Mr. Fusaro resigned due to unexpected health issues and is not the result of any disagreement with the Company related to the Company’s operations, policies or practices.

Appointment of New Chief Executive Officer

On November 5, 2023, the Board promoted Uzi Sasson to CEO of the Company to replace Mr. Fusaro. In connection with the promotion, Mr. Sasson will no longer serve as Chief Financial Officer (“CFO”) and Chief Operating Officer of the Company.

Mr. Sasson, age 61, has served as our CFO and Chief Operating Officer since April 2023. From January 2022 to March 2023, Mr. Sasson held the position of CFO of Katena Computing Technologies, Inc. From August 2019 to August 2021, Mr. Sasson was employed as Executive Vice President and CFO of Eat Just, Inc. From November 2004 through August 2019, Mr. Sasson was CFO and Secretary, COO, Director and President and CEO of IXYS Corporation. Prior to joining IXYS Corporation, Mr. Sasson worked in tax, accounting and finance for technology and accounting firms. Mr. Sasson currently serves on the board of directors of VTool Ltd and on the board of trustees of World Affairs Council, where he also serves as chair of the audit committee.

In connection with his promotion, the Company (through a wholly-owned subsidiary) entered into an Employment Agreement, effective November 5, 2023, with Mr. Sasson (the “Employment Agreement”). Under the Employment Agreement, Mr. Sasson will receive an initial annual base salary of $500,000, subject to annual review by the Board. In addition, Mr. Sasson is eligible to receive an annual bonus with a target of 100% of his base salary, subject to annual performance of the Company and the discretion of the Board (the “Discretionary Bonus”). This Discretionary Bonus will be prorated for 2023 and subject to annual review. At the first meeting of the Board following the effective date of the Employment Agreement, Mr. Sasson will also be eligible to receive (i) stock options to purchase 2,500,000 shares of our common stock, vesting 25% annually over four years from the date of grant, and (ii) a restricted stock unit award for 2,500,000 shares of our common stock, vesting 25% annually over four years from the date of grant, in each case subject to Mr. Sasson’s continued service with us through each vesting date.

The Employment Agreement provides that, in the event Mr. Sasson’s employment is terminated for Cause or he resigns without Good Reason (each as defined in the Employment Agreement), Mr. Sasson will be entitled to payment of (i) accrued but unpaid base salary, (ii) reimbursement of unreimbursed business expenses, (iii) fully-vested and non-forfeitable benefits under the Company’s benefit plans, and (iv) any granted but unpaid Discretionary Bonus for the preceding fiscal year, in each case as of the termination date (collectively, the “Accrued Benefits”). In the event Mr. Sasson’s employment is terminated without Cause (except in the case of death or disability) or Mr. Sasson resigns for Good Reason, subject to the signing a release that becomes effective within 60 days following the termination, Mr. Sasson will be entitled to (i) the Accrued Benefits, (ii) an amount equal to twelve months base salary in effect immediately prior the termination, payable in accordance with the Company’s standard payroll practices, (iii) a pro-rated portion of the Discretionary Bonus, (iv) continued vesting of outstanding equity awards for twelve months following termination, and (v) up to twelve months of COBRA health benefits.

In addition, Mr. Sasson will be entitled to acceleration of vesting of any unvested equity awards in connection with a change in control or change in ownership of the Company (as such terms are defined in the Employment Agreement). Further, if Mr. Sasson’s employment is terminated without Cause or resignation for Good Reason within twelve months following a change in control, Mr. Sasson will also be entitled to a lump sum payment equal to one year base salary for the year in which the termination occurs (or if greater, the immediately preceding year prior to the change in control).

There are no family relationships between Mr. Sasson and any director or executive officer of the Company, and there are no relationships or related-person transactions between Mr. Sasson and the Company that would require disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding pursuant to which Mr. Sasson was appointed as CEO.

Appointment of Chief Accounting Officer & Interim Chief Financial Officer

On November 5, 2023, the Board promoted Ahmed Shebl to Chief Accounting Officer (“CAO”) of the Company, and Mr. Shebl was also named Interim CFO of the Company.

Mr. Shebl, age 35, has served as our Vice President of Finance since 2021. He is an experienced financial executive and Certified Public Accountant and Certified Management Accountant. Prior to joining the Company, he worked with Loblaw Companies Ltd. as Manager, Finance from July 2019 to November 2020, and in various roles with PricewaterhouseCoopers (PwC) from 2012 to 2019, where his focus was on auditing companies in both the public and private sectors.

As compensation as CAO and Interim CFO, Mr. Shebl will receive a base salary of $200,000, and he will be eligible to receive an annual bonus with a target of 50% of his base salary, subject to annual performance of the Company and the discretion of the Board. Mr. Shebl will also continue to be eligible to participate in all employee benefit plans and programs generally available to the Company’s employees.

There are no family relationships between Mr. Shebl and any director or executive officer of the Company, and there are no relationships or related-person transactions between Mr. Shebl and the Company that would require disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding pursuant to which Mr. Shebl was appointed as CAO and Interim CFO.

Item 7.01.	Regulation FD Disclosure.

On November 7, 2023, the Company issued a press release announcing, among other things, an update of its restructuring efforts and the management changes discussed above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, effective November 5, 2023, between the Company and Uzi Sasson.
99.1	Press release, dated November 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date:	November 8, 2023	By:	/s/ Uzi Sasson
Uzi Sasson Chief Executive Officer